EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Franklin Financial Services Corporation
Chambersburg, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our reports dated March 15, 2010, relating to the financial statements and the internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ ParenteBeard LLC

ParenteBeard LLC
Harrisburg, Pennsylvania
September 3, 2010